UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 7, 2021 (May 6, 2021)
RREEF Property Trust, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland (State or other jurisdiction of incorporation)	000-55598 (Commission File Number)	45-4478978 (I.R.S. Employer Identification No.)

875 Third Avenue, 26th Floor, New York, NY 10022
(Address of principal executive offices, including zip code)

(212) 454-4500
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered or to be registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class None	Trading Symbol(s) None	Name of each exchange on which registered None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 6, 2021, RREEF Property Trust, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”) telephonically, due to the ongoing coronavirus pandemic (COVID-19). Stockholders representing 7,865,012 shares, or 51.29% of the outstanding shares of the Company’s common stock, $0.01 par value per share, as of March 12, 2021, were present in person or were represented at the Annual Meeting by proxy.

The purpose of the Annual Meeting was to consider and vote upon the following two proposals:

1.    To elect five individuals to the board of directors for the ensuing year and until their respective successors are elected and qualify; and

2.    To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021.

At the Annual Meeting, the stockholders elected all five director nominees and ratified the appointment of KPMG LLP. The votes cast with respect to each proposal were as follows:

	Votes For	Votes Withheld
Proposal 1: Election of Directors
W. Todd Henderson	7,660,112	204,899
Anne-Marie Vandenberg	7,660,112	204,899
Deborah H. McAneny	7,677,484	187,527
M. Peter Steil, Jr.	7,666,065	198,947
Charles H. Wurtzebach, Ph.D.	7,677,484	187,527

	Votes For	Votes Against	Abstentions
Proposal 2: Ratification of Appointment of KPMG LLP	7,754,309	82,042	28,661

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RREEF Property Trust, Inc.
By:	/s/ Eric Russell
Name:	Eric Russell
Title:	Chief Financial Officer
Date: May 7, 2021